Exhibit 99.1

For Immediate Release

Contact:	Greg Hudgison	Patrick A. Reynolds
	External Communications Manager	Director of Investor Relations
	(706) 644-0528	(706) 649-4973
Synovus Selected to Participate in U.S. Treasury Capital Purchase Program
Columbus, GA, November 14, 2008 — Synovus (NYSE: SNV), the Columbus, Georgia-based financial services company announced today it has received preliminary approval from the U.S. Treasury for the sale of approximately $973 million in preferred stock and related warrants to Treasury under the Capital Purchase Program. The final approval is subject to satisfaction of certain conditions, including approval by Synovus’ shareholders of amendments to the company’s articles of incorporation and bylaws to allow Synovus to issue preferred stock, as well as the execution of definitive agreements.
The Capital Purchase Program, part of the U.S. Treasury Troubled Asset Relief Program (TARP), is designed to encourage U.S. financial institutions to build capital and increase the flow of financing to U.S. businesses and consumers. Treasury has set aside $250 billion dollars to invest in the country’s strongest financial institutions.
Synovus expects to use the proceeds from the Capital Purchase Program to further strengthen the company’s capital base, enhance lending capabilities and position Synovus banks to capitalize on competitive growth opportunities in local markets.
“Through participation in this program, we have the opportunity to gain valuable capital to invest in continued growth and economic recovery in each of the communities we serve,” said Richard Anthony, Chairman and CEO of Synovus. “We are especially focused on opportunities to carefully expand our lending efforts to consumers and businesses as we all work through these challenging economic times.”
About Synovus
Synovus (NYSE: “SNV”) is a financial services holding company with more than $34 billion in assets based in Columbus, Georgia. Synovus provides commercial and retail banking, as well as investment services, to customers through 32 banks, 440 ATMs, and other Synovus offices in Georgia, Alabama, South Carolina, Florida and Tennessee. The company focuses on its unique decentralized customer delivery model, position in high-growth Southeast markets and commitment to being a great place to work to ensure the delivery of unparalleled customer experiences. See Synovus on the web at www.synovus.com.

Forward Looking Statements
This press release contains statements that constitute “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 as amended by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among others, our expectations regarding use of any proceeds we receive under the Capital Purchase Program. Prospective investors are cautioned that any forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. A number of important factors could cause actual results to differ materially from those contemplated by the forward- looking statements in this press release and our filings with the Securities and Exchange Commission (“SEC”). Many of these factors are beyond Synovus’ ability to control or predict. Factors that could cause actual results to differ materially from those contemplated in this press release include the risk that Synovus’ shareholders will not approve the amendments to Synovus’ articles of incorporation and bylaws that are required in order to participate in the Capital Purchase Program and the factors set forth in our Annual Report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. We do not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise.
Additional Information and Where to Find It
In connection with the proposed amendment to our Articles of Incorporation to authorize the issuance of preferred stock and the proposed amendment to our Bylaws to authorize the Board of Directors to fix the size of the Board of Directors, if selected to participate in the Capital Purchase Program under the Emergency Economic Stabilization Act, we will file a definitive proxy statement (the “Proxy Statement”) with the SEC. Investors and shareholders are advised to read the proxy statement and other relevant materials when they become available because they will contain important information about Synovus and the proposed amendments to our articles and bylaws. Investors and shareholders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, documents filed by Synovus with the SEC may be obtained free of charge by contacting our Director of Investor Relations, Synovus Financial Corp., P.O. Box 120, Columbus, Georgia 31902. Synovus’ filings with the SEC are also available on our website at www.synovus.com.
Our officers and directors may be deemed to be participating in the solicitation of proxies from Synovus’ shareholders in favor of the approval of the proposed amendments to our articles and bylaws. Information concerning our officers and directors, including their beneficial ownership of shares of Synovus common stock and options to purchase shares of Synovus common stock, is set forth in the proxy statement for Synovus’ 2007 Annual Meeting of Shareholders, which was filed with the SEC on March 9, 2008.